                                                                  EXHIBIT 10.11











                          LOAN AND SECURITY AGREEMENT



                                    BETWEEN



                              SILICON VALLEY BANK



                                      AND



                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

                               TABLE OF CONTENTS


                                                                                                                    Page
                                                                                                                    ----

1.  DEFINITIONS AND CONSTRUCTION.................................................................................     1
    ----------------------------

         1.1. Definitions........................................................................................     1
              -----------

         1.2. Accounting and Other Terms.........................................................................     8
              --------------------------

2.  LOAN AND TERMS OF PAYMENT....................................................................................     8
    -------------------------

         2.1. Credit Extensions..................................................................................     8
              -----------------

                  2.1.1. Revolving Line..........................................................................     9
                         --------------

                  2.1.2. Letters of Credit.......................................................................     9
                         -----------------

         2.2. Overadvances.......................................................................................    10
              ------------

         2.3. Interest Rates, Payments, and Calculations.........................................................    10
              ------------------------------------------

         2.4. Crediting Payments.................................................................................    11
              ------------------

         2.5. Fees...............................................................................................    11
              ----

         2.6. Additional Costs...................................................................................    11
              ----------------

         2.7. Term...............................................................................................    12
              ----

3.  CONDITIONS OF LOANS..........................................................................................    12
    -------------------

         3.1. Conditions Precedent to Initial Credit Extension...................................................    12
              ------------------------------------------------

         3.2. Conditions Precedent to all Credit Extensions......................................................    13
              ---------------------------------------------

4.  CREATION OF SECURITY INTEREST................................................................................    13
    -----------------------------

         4.1. Grant of Security Interest.........................................................................    13
              --------------------------

         4.2. Delivery of Additional Documentation Required......................................................    14
              ---------------------------------------------

         4.3. Right to Inspect...................................................................................    14
              ----------------

5.  REPRESENTATIONS AND WARRANTIES...............................................................................    14
    ------------------------------

         5.1. Due Organization and Qualification.................................................................    14
              ----------------------------------

         5.2. Due Authorization; No Conflict.....................................................................    14
              ------------------------------



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




         5.3. No Prior Encumbrances..............................................................................    15
              ---------------------

         5.4. Bona Fide Eligible Accounts........................................................................    15
              ---------------------------

         5.5. Merchantable Inventory.............................................................................    15
              ----------------------

         5.6. Intellectual Property..............................................................................    15
              ---------------------

         5.7. Name; Location of Chief Executive Office...........................................................    15
              ----------------------------------------

         5.8. Litigation.........................................................................................    15
              ----------

         5.9. No Material Adverse Change in Financial Statements.................................................    16
              --------------------------------------------------

         5.10. Solvency..........................................................................................    16
               --------

         5.11. Regulatory Compliance.............................................................................    16
               ---------------------

         5.12. Environmental Condition...........................................................................    16
               -----------------------

         5.13. Taxes.............................................................................................    17
               -----

         5.14. Subsidiaries......................................................................................    17
               ------------

         5.15. Government Consents...............................................................................    17
               -------------------

         5.16. Full Disclosure...................................................................................    17
               ---------------

6.  AFFIRMATIVE COVENANTS........................................................................................    17
    ---------------------

         6.1. Good Standing......................................................................................    17
              -------------

         6.2. Government Compliance..............................................................................    18
              ---------------------

         6.3. Financial Statements, Reports, Certificates........................................................    18
              -------------------------------------------

         6.4. Inventory; Returns.................................................................................    19
              ------------------

         6.5. Taxes..............................................................................................    19
              -----

         6.6. Insurance..........................................................................................    19
              ---------

         6.7. Principal Depository...............................................................................    19
              --------------------

         6.8. Adjusted Quick Ratio...............................................................................    20
              --------------------

         6.9. Profitability......................................................................................    20
              -------------

         6.10. Registration of Intellectual Property Rights......................................................    20
               --------------------------------------------



                                     -ii-
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

         6.11. Further Assurances................................................................................    20
               ------------------

         6.12. Merger of Subsidiaries............................................................................    21
               ----------------------

7.  NEGATIVE COVENANTS...........................................................................................    21
    ------------------

         7.1. Dispositions.......................................................................................    21
              ------------

         7.2. Changes in Business, Ownership, or Management, Business Locations..................................    21
              -----------------------------------------------------------------

         7.3. Mergers or Acquisitions............................................................................    21
              -----------------------

         7.4. Indebtedness.......................................................................................    22
              ------------

         7.5. Encumbrances.......................................................................................    22
              ------------

         7.6. Distributions......................................................................................    22
              -------------

         7.7. Investments........................................................................................    22
              -----------

         7.8. Transactions with Affiliates.......................................................................    22
              ----------------------------

         7.9. Intellectual Property Agreements...................................................................    22
              --------------------------------

         7.10. Inventory.........................................................................................    22
               ---------

         7.11. Compliance........................................................................................    22
               ----------

8.  EVENTS OF DEFAULT............................................................................................    23
    -----------------

         8.1. Payment Default....................................................................................    23
              ---------------

         8.2. Covenant Default...................................................................................    23
              ----------------

         8.3. Material Adverse Change............................................................................    23
              -----------------------

         8.4. Attachment.........................................................................................    23
              ----------

         8.5. Insolvency.........................................................................................    24
              ----------

         8.6. Other Agreements...................................................................................    24
              ----------------

         8.7. Subordinated Debt..................................................................................    24
              -----------------

         8.8. Judgments..........................................................................................    24
              ---------

         8.9. Misrepresentations.................................................................................    24
              ------------------



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

9.  BANK'S RIGHTS AND REMEDIES...................................................................................    25
    --------------------------

         9.1. Rights and Remedies................................................................................    25
              -------------------

         9.2. Power of Attorney..................................................................................    26
              -----------------

         9.3. Accounts Collection................................................................................    27
              -------------------

         9.4. Bank Expenses......................................................................................    27
              -------------

         9.5. Bank's Liability for Collateral....................................................................    27
              -------------------------------

         9.6. Remedies Cumulative................................................................................    28
              -------------------

         9.7. Demand; Protest....................................................................................    28
              ---------------

10.  NOTICES.....................................................................................................    28
     -------

11.  CHOICE OF LAW AND VENUE.....................................................................................    28
     -----------------------

12.  GENERAL PROVISIONS..........................................................................................    29
     ------------------

         12.1. Successors and Assigns............................................................................    29
               ----------------------

         12.2. Indemnification...................................................................................    29
               ---------------

         12.3. Time of Essence...................................................................................    30
               ---------------

         12.4. Severability of Provisions........................................................................    30
               --------------------------

         12.5. Amendments in Writing, Integration................................................................    30
               ----------------------------------

         12.6. Counterparts......................................................................................    30
               ------------

         12.7. Survival..........................................................................................    30
               --------


Exhibits
--------

Exhibit A         Collateral
Exhibit B         Loan Payment/Advance Telephone Request Form
Exhibit C         Borrowing Base Certificate
Exhibit D         Compliance Certificate

Schedules
---------
Schedule 5.7      Subsidiary Locations



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



         This LOAN AND SECURITY AGREEMENT is entered into as of August 3, 1998, by and between SILICON VALLEY BANK, a California chartered bank ("Bank") and HEALTHDYNE INFORMATION ENTERPRISES, INC., a Georgia corporation ("Borrower"), with its principal place of business and chief executive office at 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067.

                                    RECITALS

         Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

         1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower or a Subsidiary arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower or a Subsidiary, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower or a Subsidiary and Borrower's and its Subsidiaries' books relating to any of the foregoing.

                  "ADVANCE" OR "ADVANCES" means a loan advance under the Committed Revolving Line.

                  "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                  "BANK EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                  "BORROWER'S BOOKS" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "BORROWING BASE" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, subject to change based upon the initial audit of Borrower's accounts receivables.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of Georgia are authorized or required to close.

                  "CLOSING DATE" means the date of this Agreement.

                  "CODE" means the Georgia Uniform Commercial Code.

                  "COLLATERAL" means the property described on Exhibit A attached hereto.

                  "COMMITTED REVOLVING LINE" means a credit extension of up to Five Million Dollars ($5,000,000).

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  "CREDIT EXTENSION" means each Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                  "CURRENT ASSETS" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                  "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                  "ELIGIBLE ACCOUNTS" means those Accounts that arise in the ordinary course of the business of Borrower and its Subsidiaries that comply with all of Borrower's representations and warranties to Bank set forth in
Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon thirty (30) days prior notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

                  (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                  (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                  (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower and its Subsidiaries exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                  (d) Accounts with respect to which the account debtors do not have their principal place of business in the United States, to the extent such foreign Accounts exceed twenty-five percent (25%) of the lesser of the: (i) Borrowing Base; or (ii) the Committed Revolving Line;

                  (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

                  (f) Accounts with respect to which Borrower or a Subsidiary is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                  (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower or a Subsidiary;

                  (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (j) Accounts the collection of which Bank reasonably determines to be doubtful.

                  "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "INTELLECTUAL PROPERTY" means

                  (a)      Copyrights, Trademarks, Patents, and Mask Works;

                  (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                  (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  "INVENTORY" means all present and future inventory in which Borrower or a Subsidiary has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower or a Subsidiary, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                  "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

                  "LETTER OF CREDIT RESERVE" has the meaning set forth in
Section 2.1.2.

                  "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower, that certain Unconditional Guaranty of even date from HUBLink, Inc. in favor of Bank, that certain Security Agreement of even date by and between Bank and HUBLink, that certain Stock Pledge Agreement of even date by and between Bank and HUBLink, Inc. and any other present or future agreement entered into by Borrower or HUBLink for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                  "MASK WORKS" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                  "MATURITY DATE" means the Revolving Maturity Date.

                  "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                  "NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, the net income (or loss) of Borrower on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein and without duplication); (i) any gains or losses, together with any related provisions for taxes, realized by Borrower upon any sale of its assets other than in the ordinary course of business, (ii) any other non-recurring gains or losses, including, but not limited to, one-time write-offs from acquisitions, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or all or substantially all of such other Person's assets are acquired by the Borrower.

                  "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                  "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  "PAYMENT DATE" means the last calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

                  "PERMITTED INDEBTEDNESS" means:

                  (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e) Indebtedness secured by Permitted Liens, so long as no Event of Default exists and as long as the incurrence of any such Indebtedness does not cause an Event of Default.

                  "PERMITTED INVESTMENT" means:

                  (a) Investments existing on the Closing Date disclosed in the Schedule; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
(iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                  "PERMITTED LIENS" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

                  (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and

                  (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "PRIME RATE" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                  "QUICK ASSETS" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower determined in accordance with GAAP.

                  "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                  "REVOLVING MATURITY DATE" means August 2, 1999.

                  "SCHEDULE" means the schedule of exceptions attached hereto, if any.

                  "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                  "SUBSIDIARY" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                  "TOTAL LIABILITIES" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                  "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

         1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1. Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

                  2.1.1.   Revolving Line.

                           (a)      Subject to and upon the terms and
conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the

Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                           (b)      Whenever Borrower desires an Advance,
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Atlanta, Georgia time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section
2.1 to Borrower's deposit account.

                           (c)      The Committed Revolving Line shall
terminate on the Revolving Maturity Date, at which time all Advances under this
Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                  2.1.2.   Letters of Credit.

                           (a)      Subject to the terms and conditions of this
Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the then outstanding principal balance of the Advances; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Five Million Dollars ($5,000,000). Each Letter of Credit shall have an expire date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                           (b)      The obligation of Borrower to immediately
reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                           (c)      Borrower may request that Bank issue a
Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                           (d)      Upon the issuance of any letter of credit
payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

         2.2. Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 and 2.1.2 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.3.     Interest Rates, Payments, and Calculations.

                  (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to one (1.0) percentage point above the Prime Rate.

                  (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number _____________________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off.

                  (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.4. Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5.     Fees.  Borrower shall pay to Bank the following:

                  (a) Facility Fee. A Facility Fee equal to one-half of one percent (.5%) of $3,000,000 of the Committed Revolving Line ($15,000) shall be due on the Closing Date and an additional Facility Fee of one-half of one percent (.5%) on the remaining $2,000,000 of the Committed Revolving Line ($10,000) if the aggregate Credit Extensions ever exceed $3,000,000, to be paid on the date such aggregate Credit Extensions exceed $3,000,000. All such Facility Fees shall be fully earned and non-refundable when paid.

                  (b) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's or its Subsidiaries' Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower or a Subsidiary performed from time to time by Bank or its agents.

                  (c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.6. Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7.     Term.

                  (a) Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  (b) At such time as (i) the Bank is no longer obligated under this Agreement (whether by the terms hereof or as a result of a release of such obligations by Borrower) to make any further Credit Extensions, and
(ii) all obligations have been indefeasibly paid and satisfied in full, this Agreement and the Loan Documents shall terminate and Bank shall release or cause to be released, at the Borrower's cost and expense, all Liens granted by Borrower to Bank under the Loan Documents as security for any of the Obligations; provided, however, that any and all indemnity obligations of Borrower arising under this Agreement or any other Loan Documents shall survive the termination of this Agreement or such other Loan Documents.

3.       CONDITIONS OF LOANS

         3.1. Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c)      negative pledge agreement covering Intellectual
Property;

                  (d)      financing statements (Forms UCC-1);

                  (e)      insurance certificate;

                  (f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                  (g) Certificate of Foreign Qualification (if applicable);

                  (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate;

                  (i) execution and delivery of each Loan Document by Borrower or HUBLink, Inc.;

                  (j) delivery of a legal opinion from Borrower's legal counsel in form and substance acceptable to Bank;

                  (k) Bank shall have completed to its satisfaction an audit of Borrower's or its Subsidiaries' Accounts or Borrower's financial status; and

                  (l) release of all UCC financing statements in favor of Commerica, N.A. as secured party.

         3.2. Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b)      the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.       CREATION OF SECURITY INTEREST

         4.1. Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         4.2. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3. Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's and its Subsidiaries' books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's and its Subsidiaries' financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

         5.1. Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

         5.2. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within the powers of Borrower and any Subsidiary that is a party thereto, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in the Articles/Certificate of Incorporation or Bylaws of Borrower or any Subsidiary, nor will they constitute an event of default under any material agreement to which either Borrower or any Subsidiary is a party or by which either Borrower or any Subsidiary is bound. Neither Borrower nor any Subsidiary is in default under any agreement to which they are a party or by which they are bound, which default could have a Material Adverse Effect.

         5.3. No Prior Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4. Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Neither Borrower nor any Subsidiary has received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

         5.5. Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

         5.6. Intellectual Property. Borrower and its Subsidiaries are the sole owners of the Intellectual Property, except for non-exclusive licenses granted by Borrower or a Subsidiary to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower or its Subsidiaries of the security interests granted hereby and by the Loan Documents or for the execution, delivery or performance of Loan Documents by Borrower and its Subsidiaries in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

         5.7. Name; Location of Chief Executive Office. Except as disclosed in the Schedule, neither Borrower nor any Subsidiary has done business and will without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof. The principal business addresses of each of the Subsidiaries are located in the Schedule 5.7 hereof.

         5.8. Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on the interest of Borrower or any Subsidiary or Bank's security interest in the Collateral

         5.9. No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank, fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

         5.10. Solvency. The fair saleable value (including goodwill minus disposition costs) of the assets of Borrower and its Subsidiaries exceeds the fair value of their liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower and each Subsidiary are able to pay their debts (including trade debts) as they mature.

         5.11. Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from the failure of Borrower or any Subsidiary to comply with ERISA that is reasonably likely to result in their incurring any liability that could have a Material Adverse Effect. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower and each Subsidiary have complied with all the provisions of the Federal Fair Labor Standards Act. Borrower and each Subsidiary have not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

         5.12. Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of the properties or assets of Borrower or any Subsidiary have ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

         5.13. Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed on a timely basis, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

         5.14. Subsidiaries. Neither Borrower nor any Subsidiary owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.15. Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of the business of Borrower and its Subsidiaries as currently conducted.

         5.16. Full Disclosure. No representation, warranty or other statement made by Borrower or any Subsidiary in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1. Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in their jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2. Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3. Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within forty-five
(45) days after the end of each fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property, including, but not limited to, any subsequent ownership right of the Borrower or any Subsidiary in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower or any Subsidiary and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable.

         Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto. Within ninety (90) days after the last day of each fiscal year, Borrower shall deliver to Bank with the annual financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

         Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

         6.4. Inventory; Returns. Borrower and its Subsidiaries shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower (or a Subsidiary) and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower and its Subsidiaries, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Ten Thousand Dollars ($10,000).

         6.5. Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

         6.6.     Insurance.

                  (a) Borrower and each Subsidiary, at Borrower's expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where the business of Borrower or a Subsidiary is conducted on the date hereof. Borrower and its Subsidiaries shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to the business of Borrower and its Subsidiaries.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.7. Principal Depository. Borrower and each Subsidiary shall maintain its principal depository and operating accounts with Bank.

         6.8. Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities, less current deferred maintenance revenue of at least 1.75 to 1.0.

         6.9. Profitability. Borrower shall maintain, as of the last day of each fiscal quarter, for each period identified below, a minimum Net Income, less the increase in capitalized software, of at least $1.00.

         6.10.    Registration of Intellectual Property Rights.

                  (a) Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower and any of its Subsidiaries from time to time in connection with any product prior to the sale or licensing of such product to any third party.

                  (b) Borrower and any Subsidiary shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property.

                  (c) Borrower and its Subsidiaries shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

                  (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower or a Subsidiary is required under this Section 6.10 to take but which Borrower or a Subsidiary fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.10.

         6.11. Further Assurances. At any time and from time to time Borrower or a Subsidiary shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         6.12.    Merger of Subsidiaries.

                  (a) On or before August 1, 1998 Borrower shall make and cause each of its Subsidiaries (other than HUBLink, Inc.) to merge into and with the Borrower with the Borrower being the surviving corporation. Borrower represents and warrants that its Subsidiaries (other than HUBLink, Inc.) are Healthcare Communications, Inc., a Texas corporation, Integrated Healthcare Solutions, Inc. (formerly known as Clinical Assessment Support System, Inc.), a Georgia corporation and Criterion Health Strategies, Inc., a Tennessee corporation.

                  (b) On or before September 30, 1999, Borrower shall make and cause HUBLink, Inc. to merge into and with the Borrower with the Borrower being the surviving corporation.

7.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, neither Borrower nor any of its Subsidiaries will do any of the following, without prior written Bank approval:

         7.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iv) of worn-out or obsolete Equipment; or
(v) of immaterial assets which do not have a fair market value, in the aggregate in excess of $300,000 in any calendar year.

         7.2. Changes in Business, Ownership, or Management, Business Locations. Engage in any business other than the businesses currently engaged in by Borrower or a Subsidiary and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations, other than remote offices for employees which do not include any material assets.

         7.3. Mergers or Acquisitions. Merge or consolidate with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; except such mergers or acquisitions that do not at all times while the Obligations are outstanding, involve an amount that, in the aggregate for all mergers or acquisitions, exceeds Six Hundred Thousand Dollars ($600,000) in cash, and, further, provided that the Company or its Subsidiary must be the surviving entity in the merger.

         7.4. Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6. Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

         7.7. Investments. Directly or indirectly acquire or own,or make any Investment in or to any Person other than Permitted Investments.

         7.8. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of the business of Borrower or a Subsidiary, upon fair and reasonable terms that are no less favorable to Borrower or a Subsidiary than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.9. Intellectual Property Agreements. Permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in the rights and interests of Borrower or any Subsidiary in any property included within the definition of the Intellectual Property acquired under such contracts.

         7.10. Inventory. Store the Inventory with a bailee, warehouseman,or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower and its Subsidiaries shall keep the Inventory only at the locations set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower and its Subsidiaries, as the case may be, signs and files a financing statement where needed to perfect Bank's security interest.

         7.11. Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.       EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1. Payment Default. If Borrower fails to pay, when due, any of the Obligations.

         8.2.     Covenant Default.

                  (a) If Borrower or any Subsidiary fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or

                  (b) If Borrower or any Subsidiary fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower or any Subsidiary and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten
(10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

         8.3. Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower or any Subsidiary, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.4. Attachment. If any material portion of Borrower's or any Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's or any Subsidiaries' assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or any Subsidiaries' assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower or any Subsidiary receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or any Subsidiary (provided that no Credit Extensions will be required to be made during such cure period);

         8.5. Insolvency. If Borrower or any Subsidiary becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or any Subsidiary, or if an Insolvency Proceeding is commenced against Borrower or any Subsidiary and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

         8.6. Other Agreements. If there is a default in any agreement to which Borrower or any Subsidiary is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a Material Adverse Effect;

         8.7. Subordinated Debt. If Borrower or any Subsidiary makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         8.8. Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

         8.9. Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Subsidiary or any Person acting on Borrower's or any Subsidiaries' behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.       BANK'S RIGHTS AND REMEDIES

         9.1. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                  (d) Liquidate any Exchange Contracts not yet settled and demand that Borrower immediately deposit cash with Bank in an amount sufficient to cover any losses incurred by Bank due to liquidation of the Exchange Contracts at the then prevailing market price;

                  (e) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (f) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge;

                  (g) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower or any Subsidiary held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower or any Subsidiary held by Bank;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this
Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                  (j) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law;

                  (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and

                  (l) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

         9.2. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's or any Subsidiaries' name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's or any Subsidiaries' name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's or any Subsidiaries' policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

         9.3. Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower or any Subsidiary of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower or nay Subsidiary for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.5. Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.6. Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.7. Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.      NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower:            Healthdyne Information Enterprises, Inc.
                                    1850 Parkway Place, Suite 1100
                                    Marietta, Georgia  30067
                                    Attn: Robert Murrie
                                    FAX: (770) 423-8440

         If to Bank                 Silicon Valley Bank
                                    3343 Peachtree Road, N.E.
                                    East Tower, Suite 312
                                    Atlanta, Georgia  30326
                                    Attn.:  Mr. Tom Vertin
                                    FAX:  (404) 261-2202

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.      CHOICE OF LAW AND VENUE

         The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without regard to principles of conflicts of law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE BORROWER AND THE BANK ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST THE

BORROWER IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT, MAY BE BROUGHT BY THE BANK OR BORROWER IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH BANK'S ADDRESS SHOWN IN SECTION 10 ABOVE IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH BORROWER OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWER AND THE BANK IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

12.      GENERAL PROVISIONS

         12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

         12.2. Indemnification. Borrower shall , indemnify ,defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5. Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.7. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      HEALTHDYNE INFORMATION
                                      ENTERPRISES, INC.

                                      By:    /s/Cheryl Blanco
                                         --------------------------------------
                                         Title:   VP - Controller
                                               --------------------------------

                                                     [CORPORATE SEAL]



                                      SILICON VALLEY BANK


                                      By:  /s/Tom Vertin
                                         --------------------------------------
                                         Title:   SVP
                                               --------------------------------

                                   EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                  (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

                  (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

                  (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

                  (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                  DATE:
                                                           --------------------

FAX#:  (   )                                          TIME:
        --- ----------------                               --------------------

FROM:  HEALTHDYNE INFORMATION ENTERPRISES, INC.
     -----------------------------------------------------------------
                  BORROWER'S NAME

FROM:
     -----------------------------------------------------------------
                  AUTHORIZED SIGNER'S NAME

     -----------------------------------------------------------------
                  AUTHORIZED SIGNATURE

PHONE:
      ----------------------------------------------------------------

FROM ACCOUNT #
              ---------------------------------------
TO ACCOUNT#
           ------------------------------------------


   REQUESTED TRANSACTION TYPE                   REQUEST DOLLAR AMOUNT
   --------------------------                   ---------------------

   PRINCIPAL INCREASE (ADVANCE)                 $
                                                 ------------------------------
   PRINCIPAL PAYMENT (ONLY)                     $
                                                 ------------------------------
   INTEREST PAYMENT (ONLY)                      $
                                                 ------------------------------
   PRINCIPAL AND INTEREST (PAYMENT)             $
                                                 ------------------------------
   OTHER INSTRUCTIONS:

         All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY:
                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


 Authorized Requester
                                            -----------------------------------
                                            Authorized Signature (Bank)
                                            Phone #
                                                   ----------------------------

                                   EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower:  Healthdyne Information Enterprises, Inc.   Bank: Silicon Valley Bank

Commitment Amount:  $5,000,000


ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of ______                                               $
                                                                                                    ----------
2.       Additions (please explain on reverse)                                                     $
                                                                                                    ----------
3.       TOTAL ACCOUNTS RECEIVABLE                                                                 $
                                                                                                    ----------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Amounts over 90 days due                                                $
                                                                                  -----------
5.       Balance of 50% over 90 day accounts                                     $
                                                                                  -----------
6.       Concentration Limits                                                    $
                                                                                  -----------
7.       Foreign Accounts exceeding 25% of Borrowing
                               Base or Credit Limit                              $
                                                                                  -----------
8.       Governmental Accounts                                                   $
                                                                                  -----------
9.       Contra Accounts                                                         $
                                                                                  -----------
10.      Promotion or Demo Accounts                                              $
                                                                                  -----------
11.      Intercompany/Employee Accounts                                          $
                                                                                  -----------
12.      Other (please explain on reverse)                                       $
                                                                                  -----------
13.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                      $
                                                                                                    -----------
14.      Eligible Accounts (#3 minus #13)                                                          $
                                                                                                    -----------
15.      LOAN VALUE OF ACCOUNTS (75% of #14)                                                       $
                                                                                                    -----------

BALANCES
16.               Maximum Loan Amount                                                              $
                                                                                                    -----------
17.               Total Funds Available [Lesser of #16 or #15]                                     $
                                                                                                    -----------
18.               Present balance owing on Line of Credit                                          $
                                                                                                    -----------
19.               Outstanding under Sublimits ( )                                $
                                                                                  ----------
20.               RESERVE POSITION (#17 minus #18 and #19)                                         $
                                                                                                    -----------

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.


COMMENTS:                                                          BANK USE ONLY
                                                                   ---- --- ----
HEALTHDYNE INFORMATION ENTERPRISES, INC.                       REC'D BY:
                                                                        ------------
                                                                        AUTH. SIGNER
BY:                                                            DATE:
   -------------------------------                                  ----------------
          Authorized Signer                                    VERIFIED:
                                                                        ------------
                                                                        AUTH. SIGNER
                                                               DATE:
                                                                    ----------------
                                                               ---------------------


                                   EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    HEALTHDYNE INFORMATION ENTERPRISES, INC.

         The undersigned authorized officer of Healthdyne Information Enterprises, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that h no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


REPORTING COVENANT                         REQUIRED                                             COMPLIES
------------------                         --------                                             ---------

Quarterly financial statements             Quarterly within 45 days                          Yes          No
Annual (CPA Audited)                       FYE within 90 days                                Yes          No
10Q and 10K                                Within 5 days after filing with the SEC           Yes          No
A/R Agings                                 Monthly within 30 days                            Yes          No

FINANCIAL COVENANT                         REQUIRED            ACTUAL                            COMPLIES
------------------                         --------            ------                            --------

Maintain on a Quarterly Basis:

Minimum Adjusted Quick Ratio*              1.75:1.0           _____:1.0                      Yes          No

Profitability                              $1.00              $                              Yes          No
                                                               --------

* "Quick Ratio" means, as of an applicable date, the ratio of (i) Quick Assets to (ii) Current Liabilities less current deferred maintenance revenue.


                                              BANK USE ONLY
                                    RECEIVED BY:
                                                --------------------
                                    DATE:
                                         ----------------
                                    REVIEWED BY:
                                                --------------------
                                    COMPLIANCE STATUS:  YES / NO

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

                                    Date:
------------------------------           ---------------
SIGNATURE

------------------------------
TITLE

                                    SCHEDULE

                          Chief Executive Office
                          Healthdyne Information Enterprises, Inc.
                          1850 Parkway Place, Suite 1100
                          Marietta, Georgia 30067


                          HUBLink, Inc.
                          100 E. Campus View Boulevard
                          Suite 150
                          Columbus, Ohio 43235